UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 16, 2017

LAWSON PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8770 W. Bryn Mawr Ave., Suite 900, Chicago, Illinois	60631
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code)	(773) 304-5050

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 16, 2017, the Board of Directors of Lawson Products, Inc. (the “Company”) approved an amendment of its Amended and Restated By-Laws. The amendment provides that, unless the Company consents in writing to the selection of an alternative forum, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the exclusive forum for derivative suits and certain other actions, including any action asserting a claim of breach of a fiduciary owed by any director, officer or employee of the Company and any action asserting a claim against the Company or any director, officer or employee of the Company arising pursuant to any provision of the Delaware General Corporation Law. The amendment also provides for other immaterial changes, including changes to the notice provisions.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated By-Laws, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1 Amended and Restated By-Laws of Lawson Products, Inc.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.
(Registrant)

Date:	May 19, 2017	By: /s/ Neil E. Jenkins
Name: Neil E. Jenkins
Title: Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated By-Laws of Lawson Products, Inc.